ADVANCING LUXURY ARTISANAL FRAGRANCE THROUGH SIGNATURE RETAIL EXPERIENCES AND INNOVATION Neo Ye VP/BRAND GENERAL MANAGER – LE LABO, KILIAN PARIS AND EDITIONS DE PARFUMS FRÉDÉRIC MALLE, CHINA Exhibit 99.9

ESTÉE LAUDER COMPANIES GAINED +1.0PT OF PRESTIGE FRAGRANCE SHARE[1] IN FY26

OUR FRAGRANCE PORTFOLIO

JO MALONE LONDON | LE LABO | TOM FORD | Kilian PARIS | EDITIONS DE PARFUMS FREDERIC MALLE

LEADING GROWTH

CHINA DOMESTIC FRAGRANCE Retail Sales[1]

$305M FY26 | **+24%** FY26 vs. FY25

ELC'S SHARE IN PRESTIGE FRAGRANCE[1]

+1.0PT FY26 VS. FY25

ARTISANAL LEADERSHIP

ELC

#1 Artisanal Group[1] FY26

JO MALONE LONDON

#1 Artisanal Brand[1] FY26

OFFLINE RETAIL LEADERSHIP

BRICK & MORTAR Fragrance Retail Sales Growth[1]

+30% FY26 VS. FY25

#1 DOOR PRODUCTIVITY in Prestige Fragrance[1]

$4M / YEAR LE LABO, FY26

NEW CONSUMER ACQUISITION

NEW-TO-FILE CONSUMERS ELC Fragrance[2]

994K FY26

NEW-TO-FILE GROWTH ELC Fragrance[2]

+33% FY26 VS. FY25

Notes: 1. Beauté Research 2. New-to-brand consumers from Jo Malone London, Le Labo, KILIAN PARIS, Editions de Parfums Frédéric Malle, and TOM FORD with fragrance in their first order.

Action Plan Priority #2 CREATE TRANSFORMATIVE INNOVATION Core fragrance, scented lifestyle category, and gifting innovation to drive growth, build buzz and reinforce brand heritage Action Plan Priority #3 BOOST CONSUMER-FACING INVESTMENTS Create 360° distinctive and brand-authentic experiences that inspire lasting engagement and advocacy

Action Plan Priority #2 CREATE TRANSFORMATIVE INNOVATION SCENTED LIFESTYLE CATEGORY A Scented Lifestyle Experience Extend fragrance into lifestyle creations Build connection to everyday life High frequency items at attractive price point GIFTING AND HOLIDAY Festive exclusive designs around hero scents to win in key gifting moments in China CORE FRAGRANCE GLOBAL INNOVATION LE LABO: Violette 30 JO MALONE LONDON: Vanilla Scotch TOM FORD: Figue KILIAN PARIS: Angels’ Share GLOBAL FOR CHINA LE LABO: Beijing and Shanghai city exclusives

ICONIC STORE DESIGN & PERSONALIZED EXPERIENCE CURATE DISTINCTIVE, IMMERSIVE RETAIL SPACES SIGNATURE SERVICES: LE LABO: Fresh blending JO MALONE LONDON: Scent layering service KILIAN PARIS: Signature In-Store Cocktail Party CURATED BRAND EVENTS TOM FORD Oud Voyager Launch Event JO MALONE LONDON Limited Life Event LE LABO On Wheels KILIAN PARIS’ Party BRAND-AUTHENTIC ADVERTISING Amplify brand- authentic advertising and content at scale to strengthen awareness and brand storytelling Action Plan Priority #3 BOOST CONSUMER-FACING INVESTMENTS

CREATE TRANSFORMATIVE INNOVATION Action Plan Priority #2 Maximize global key innovation in China Drive global brand innovation based on China insights FUTURE FORWARD BOOST CONSUMER-FACING INVESTMENTS Action Plan Priority #3 Drive greater impact through brand storytelling and distinctive experiences

Q&A